Exhibit 10.11.4

CONFIDENTIAL TREATMENT REQUESTED

SECOND AMENDMENT

TO

CONTRACT ORDER

This Second Amendment (this “Amendment”) dated as of the 6th day of February, 2008 (the “Amendment Effective Date”) is by and between SYNACOR, INC. (“Synacor”) and Embarq Management Company (“Embarq”) under which the parties hereto mutually agree to modify and amend as follows the Contract Order No. COXX063016TPS dated December 4, 2006 (including the exhibits, schedules and amendments thereto, the “Contract Order”), which was entered into pursuant to the Master Services Agreement between the parties, dated December 4, 2006 (including the exhibits, schedules and amendments thereto, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment. Any capitalized terms used herein but not defined shall have the meanings ascribed to them in the Contract Order or Agreement (as the case may be).

Whereas, Synacor desires to make certain additional services available to Embarq; and

Whereas, Embarq desires to receive such additional services.

Therefore, the parties hereby agree to enter into this Amendment and agree to the following:

1.	Definitions. The following definitions shall apply to this Amendment:

(a) “Product User” shall mean any User (as such term is defined in the Contract Order) that has subscribed to the applicable product.

(b) “Active Product User” shall mean any Product User actively using the applicable product.

2.	Exhibit 2. Exhibit 2 to the Contract Order (Vendors Integrated) shall be amended to add the following:

E-mail and Website Services (the following is the current list, but additional services can be added as needed by mutual agreement of the parties either party)

eNom

SiteMaker

Zimbra

3.	Exhibit 3. Exhibit 3 to the Contract Order (Premium Bundles) shall be amended as follows:

(a)	The following shall be added as Sections (a)(v)-(vii) of Exhibit 3:

(v)	Website Building Service (a la carte):

•	Moonfruit Website Building Service [*]

[*]

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]

(vi)	Vanity Domain Registration: Synacor will make available through the portal a vanity domain registration process that is available to Embarq and its customers with the February 2008 launch.

(vii)	Business Pack:

(A)	Content:

•	Moonfruit Website Building Service [*]

[*]

•

Zimbra Business Class – Messaging and collaboration application that integrates email, contacts, shared calendar, and document sharing. Zimbra Business Class provides domain level administration and allows a company’s employees to utilize the same domain, share documents internally, use group scheduling, and inter-company calendar sharing.

•	Data Back-Up – To be added upon mutual agreement between the parties in 2008.

•	PC Optimizer – To be added upon mutual agreement between the parties in 2008.

(B)	Business Pack Monthly Subscription Fees:

•

3M Business Pack Service (“3M Service”): 3M Service shall include Moonfruit Premium A and Zimbra Business Class. The Product User will have the ability to use Product User’s own domain name. The cost to Embarq per Product User of 3M Service shall be [*].

•

5M Business Pack Service (“5M Service”): 5M Service shall include Moonfruit Premium B, Zimbra Business Class and Data Back-Up (when available). The Product User will have the ability to use Product User’s own domain name. The interim cost to Embarq per product user of 5M Service until Data Back-Up is available shall be [*].

•

10M Business Pack Service (“10M Service”): 10M Service shall include Vanity Domain Registration, Moonfruit Premium B, Zimbra Business Class, Data Back-Up (when available) and PC Optimizer (when available). The interim cost to Embarq per product user of 10M Service until Data Back-Up and PC Optimizer are available shall be [*].

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]

(C)	Business Pack Reporting Requirements:

•	The following definitions shall apply to this subsection:

•	“New Subscribers” shall mean High Speed Internet (“HSI”) subscribers acquired by Embarq on or after February 5, 2008 (“New Subscribers”);

•	“New Speed Tier Subscribers” shall mean all new HSI subscribers subscribing to a given speed tier acquired by Embarq on or after February 5, 2008;

•	“Existing Subscribers” shall mean all Embarq HSI subscribers existing prior to February 5, 2008; and

•

“Converted Subscribers” shall mean all Existing Subscribers who make changes to their HSI service after February 4, 2008 and by doing so become eligible to use a 3M Service, 5M Service and 10M Service Business Pack.

•	Embarq shall provide a report containing the following information to Synacor on a monthly basis (due by the fifth (5th) working day following the end of the applicable reporting period):

•	The net number of New Subscribers acquired during such month;

•	The net number of New Speed Tier Subscribers acquired during such month;

•	The net number of Converted Subscribers converted to the 3M Service, 5M Service and 10M Service during such month; and

•	The net cumulative total of all New Speed Tier Subscribers and all Converted Subscribers existing during such month (whether acquired or converted in such month or not).

4.	Exhibit 12. The following shall be added to the end of Exhibit 12 to the Contract Order:

In addition to the foregoing customer care obligations, each party shall have the following product-specific support obligations:

Zimbra

•	Synacor will provide webforms to add Embarq’s customers’ vanity domain to their Embarq account for user management, and documentation for such customers to modify their mail exchanger (“MX”) records..

•

Embarq will (i) ensure that its customer support representatives are familiar with basic vocabulary for domain registration and DNS, (ii) provide e-mail support for customer questions, and (iii) provide customer assistance (including, without limitation, user training, user interface redesign, domain deactivation) with migrating e-mail and address book entries into the Zimbra environment.

Moonfruit

•	Embarq will provide first level support.

•	Synacor will provide section level support.

5.	Section 7.11.3. The following will be added as Section 7.11.3:

7.11.3

Embarq will provide Synacor with all reports necessary to perform the services, including, without limitation, direct to consumer reporting, music service reporting, variety packs, learning packs & games packs. This reporting should include a monthly

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

view of all accounts that are being billed by Embarq for the premium products and their premium product sign-up date.

6.	Term of Amendment: The initial term of this Amendment begins on the Amendment Effective Date and will continue for 1 year. The term of this Amendment will automatically renew on a month-to-month basis, unless either party gives notice of its intent not to renew at least 30 days before the expiration of the term. Prior to termination, Synacor and Embarq will work in good faith to negotiate renewal terms for 2009 for the services set forth in this Amendment.

7.	Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Contract Order effective February 1, 2008. All terms and conditions of the Contract Order shall remain unchanged except as modified in this Amendment; and the terms of the Contract Order, as modified by this Amendment, are hereby ratified and confirmed. If any of the terms of the Contract Order conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

SYNACOR, INC.		EMBARQ MANAGEMENT COMPANY

By:	/s/ Robert F. Cavallari	By:	/s/ Travis Schmeling

Name:	Robert F. Cavallari	Name:	Travis Schmeling

Title:	Vp – Finance	Title:	Sourcing Specialist III

Date:	2/25/08	Date:	2/25